As filed with the Securities and Exchange Commission on April 19, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Tesoro Logistics LP
(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	27-4151603
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
Incorporation or Organization)	Classification Code Number)	Number)
19100 Ridgewood Parkway
San Antonio, Texas 78259-1828
(210) 626-6000
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)
Charles S. Parrish
Vice President, General Counsel and Secretary
19100 Ridgewood Parkway
San Antonio, Texas 78259-1828
(210) 626-4280
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV	David P. Oelman
Brett E. Braden	D. Alan Beck, Jr.
Latham & Watkins LLP	Vinson & Elkins L.L.P.
717 Texas Avenue, Suite 1600	1001 Fannin Street, Suite 2500
Houston, Texas 77002	Houston, Texas 77002
(713) 546-5400	(713) 758-2222

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☑ File No. 333-171525
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate	Registration
Securities To Be Registered	Registered(1)	Common Unit(2)	Offering Price	Fee(3)
Common units representing limited partner interests	14,950,000	$21.00	$313,950,000	$36,450

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.

(2)	Based upon the public offering price.

(3)	The Registrant has previously paid $26,703 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-171525) filed on January 4, 2011 and $8,345 in connection with the filing of Amendment No. 4 to such Registration Statement on April 4, 2011.

     The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note
     This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Tesoro Logistics LP, a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-171525), initially filed by Tesoro Logistics LP with the Securities and Exchange Commission on January 4, 2011, as amended by Amendment No. 1 thereto filed on February 9, 2011, Amendment No. 2 thereto filed on March 14, 2011, Amendment No. 3 thereto filed on March 18, 2011, Amendment No. 4 thereto filed on April 4, 2011, Amendment No. 5 thereto filed on April 6, 2011, Amendment No. 6 thereto filed on April 13, 2011 and Amendment No. 7 thereto filed on April 19, 2011, and which was declared effective on April 19, 2011, including the exhibits thereto, are incorporated herein by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     a. Exhibits. All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-171525), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit
Number		Description
5.1	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1	—	Opinion of Latham & Watkins LLP relating to tax matters
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-171525) initially filed with the Securities and Exchange Commission on January 4, 2011 and incorporated by reference herein).
     b. Financial Statement Schedules
     None.

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Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on April 19, 2011.

TESORO LOGISTICS LP
By:	Tesoro Logistics GP, LLC
its General Partner

By:	/s/ Charles S. Parrish
Charles S. Parrish
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Gregory J. Goff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	April 19, 2011
* G. Scott Spendlove	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2011
* Phillip M. Anderson	Director and President	April 19, 2011
/s/ Charles S. Parrish Charles S. Parrish	Director, Vice President, General Counsel and Secretary	April 19, 2011
Raymond J. Bromark	Director
*By: /s/ Charles S. Parrish
Charles S. Parrish Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number		Description
5.1	—	Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1	—	Opinion of Latham & Watkins LLP relating to tax matters
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.3	—	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-171525) initially filed with the Securities and Exchange Commission on January 4, 2011 and incorporated by reference herein).

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